Exhibit 99.1

NEWS For Immediate Release

Editorial Contact: Joe Horine

614-726-4775

joe.horine@quest.com

Investor Contact: Scott Davidson

949-754-8659

scott.davidson@quest.com

QUEST SOFTWARE REPORTS SECOND QUARTER 2006 SELECTED RESULTS

Revenue Grows 18.5% Year-over-Year to $126.9 Million for the Quarter

ALISO VIEJO, Calif., August 8, 2006 – Quest Software, Inc. (Nasdaq: QSFT) today reported selected unaudited financial information for the second quarter ended June 30, 2006. Total revenues increased 18.5% year-over-year to $126.9 million compared to last year’s second quarter revenue of $107.1 million. Total revenues for the first six months of 2006 increased 20.9% to $254.4 million compared to $210.5 million for the same period in 2005.

The company’s cash, cash equivalents and marketable securities at June 30, 2006 totaled $290.9 million, an increase of $18.1 million over the comparable balance at March 31, 2006.

Because of the pending restatement of the company’s historical financial statements (see below), its results for the period ended June 30, 2006 are not final, and all financial numbers for that period presented in this release should be considered estimates.

“Our revenue growth for both Q2 and the first half of 2006 indicates the continued health of our business and the acceptance of our products within the market to help customers manage their databases, applications and Windows infrastructure,” said Vinny Smith, chairman and chief executive officer, Quest Software. “The increasing number of larger enterprise deals demonstrates our success at becoming a larger and more strategic partner within a customer base that includes many of the leading Global 5000 companies around the world.”

On July 5, 2006 Quest provided a preliminary report of the investigation of historical stock option grant practices and related accounting being conducted by a special committee of independent directors. This investigation is ongoing. The company has limited the scope of its second quarter

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Quest Reports Second Quarter 2006 Selected Results – page 2 of 4 financial information released today to the selected unaudited financial information attached to this release. The company does not expect to be in a position to announce additional financial results for the second quarter until the Special Committee has completed the investigation, appropriate accounting adjustments and restated financial statements have been finalized for the first quarter of 2006 and prior periods, and required amendments to Quest’s Reports on Forms 10-K and 10-Q for those periods have been filed with the Securities and Exchange Commission (SEC). Please refer to Quest’s Current Report on Form 8-K filed with the SEC on July 5, 2006 for further information about the stock option investigation and the company’s intention to restate its financial statements.

As previously disclosed, due to the pending investigation and restatements, Quest will not be able to file its Quarterly Report on Form 10-Q for the period ended June 30, 2006 with the SEC by the due date of August 9, 2006.

Revenue Outlook

Quest Software management offers the following revenue guidance for the third quarter ending September 30, 2006 and for the full year ending December 31, 2006:

•	Revenue for the third quarter ending September 30, 2006 is expected to be in the range of $128 million to $135 million;

•	Annual revenue is expected to be in the range of $535 million to $545 million.

Second Quarter 2006 Conference Call Information

Quest Software will host a conference call today, Tuesday, August 8, 2006 at 2:00 p.m. Pacific Time, to discuss its results. A simultaneous Web cast of the conference call will be available on Quest Software’s Web site in the Investors – IR Events section at www.quest.com. A Web cast replay will be available on the same Web site through August 8, 2007. An audio replay of the call will also be available through August 22, 2006 by dialing (888) 203-1112 (from the U.S. or Canada) or (719) 457-0820 (outside the U.S. and Canada), using confirmation code: 3478521.

About Quest Software, Inc.

Quest Software, Inc. delivers innovative products that help organizations get more performance and productivity from their databases, applications and Windows infrastructure. Through a deep expertise in IT operations and a continued focus on what works best, Quest helps more than 18,000 customers worldwide meet higher expectations for enterprise IT. Quest Software, headquartered in Aliso Viejo, Calif., can be found in offices around the globe and at www.quest.com.

Quest Reports Second Quarter 2006 Selected Results – page 3 of 4

Quest and Quest Software are registered trademarks of Quest Software, Inc. The Quest Software logo and all other Quest Software product or service names and slogans are registered trademarks or trademarks of Quest Software, Inc. All other trademarks and registered trademarks are property of their respective owners.

Forward Looking Statements

This release and the matters to be discussed on the conference call may include predictions, estimates and other information that might be considered forward-looking statements. These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ from those anticipated as a result of various factors, including: the impact of adverse changes in general economic conditions on our relationships with customers, strategic partners and vendors; reductions or delays in information technology spending; variations in demand or the size and timing of customer orders; competitive conditions in our various product areas; rapid technological change; risks associated with the development and market acceptance of new products and product strategies; disruptions caused by acquisitions of companies and/or technologies; fluctuating currency exchange rates and risks associated with international operations; the need to attract and retain qualified employees; and other risks inherent in software businesses. For a discussion of these and other related risks, please refer to our recent SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2005, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which are available on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date thereof. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date thereof.

Other risks and uncertainties that will affect our results of operations include, but are not limited to, those resulting from the conclusions of the Special Committee concerning matters relating to our historic stock option grants and related accounting; the accuracy of measurement dates of option grants and the impact of the restatement of the company’s financial statements for the periods in question; the consequences of our inability to file required reports with the SEC on a timely basis; our ability to meet the requirements of the NASDAQ Global Select Market for continued listing of our shares; potential claims and proceedings relating to such matters, including shareholder litigation and action by the SEC or other governmental agencies; other actions taken or required as a result of the investigation; and negative tax or other implications for the company resulting from the accounting adjustments and other factors.

Quest Reports Second Quarter 2006 Selected Results – page 4 of 4

QUEST SOFTWARE, INC.

SELECTED UNAUDITED FINANCIAL INFORMATION

(IN THOUSANDS)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Licenses	$62,164	$54,612	$125,844	$109,330
Services	64,739	52,514	128,578	101,144

Total Revenues	$126,903	$107,126	$254,422	$210,474

		June 30, 2006	March 31, 2006	December 31, 2005
Cash and cash equivalents		$171,220	$152,003	$121,025
Short-term marketable securities		94,400	79,467	74,398
Long-term marketable securities		25,320	41,347	47,538

Total cash, cash equivalents and marketable securities		$290,940	$272,817	$242,961
Accounts receivable, net		$85,982	$77,539	$116,052

Note: Because of the pending restatement of the company’s historical financial statements (see discussion in the press release text), the company’s results for the period ended June 30, 2006 are not final, and all financial numbers for that period presented in this release should be considered estimates.